Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bear Lake Recreation, Inc. (the "Company") on Form 10-KSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Wayne Bassham, President and Todd Albiston, Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	08/28/2006	By:	/s/Wayne Bassham
Wayne Bassham, President and Director

Date:	08/28/2006	By:	/s/Todd Albiston
Todd Albiston, Secretary and Director